EXHIBIT 99
                    Joint Filer Information (cont.)


Designated Filer:              BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:  December 5, 2006
Issuer & Symbol:               Nu Skin Enterprises, Inc. (NUS)
Address of each Reporting Person for this Form 4:
    909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  Former 10% Owner




BLUM STRATEGIC GP III, L.L.C.    BLUM STRATEGIC PARTNERS III, L.P.
                                 By:  BLUM STRATEGIC GP III, L.P.,
                                       its general partner
                                 By:  BLUM STRATEGIC GP III, L.L.C.,
                                       its general partner


By:  /s/ Gregory D. Hitchan      By:  /s/ Gregory D. Hitchan
   -------------------------       --------------------------------
   Gregory D. Hitchan,             Gregory D. Hitchan,
   Managing Member                 Managing Member



SADDLEPOINT PARTNERS (Cayman), L.P.      SADDLEPOINT PARTNERS GP, L.L.C.
By:  SADDLEPOINT PARTNERS GP, L.L.C.,    By: BLUM CAPITAL PARTNERS, L.P.,
     its general partner                     its managing member
By: BLUM CAPITAL PARTNERS, L.P.,        By: Richard C. Blum & Associates, Inc.,
    its managing member                       its general partner
By: Richard C. Blum & Associates, Inc.,
     its general partner


By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan
   --------------------------               --------------------------
   Gregory D. Hitchan                       Gregory D. Hitchan
   Partner, Chief Operating Officer,        Partner, Chief Operating Officer,
   General Counsel & Secretary              General Counsel and Secretary